Exhibit 10.3
GRANT OF
OTHER STOCK UNIT AWARDS UNDER THE
PINNACLE ENTERTAINMENT, INC.
2005 EQUITY AND PERFORMANCE INCENTIVE PLAN
The Compensation Committee of the Board of Directors (the “Committee”) of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”) hereby makes this Grant of Other Stock Unit Awards, effective as of                      , to                                             (the “Grantee”) under the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, as amended (the “Plan”), with reference to the following facts:
A. The Company has adopted the Plan to encourage high levels of performance by employees, directors and consultants who are key to the success of the Company, by granting Awards to such persons.
B. The Plan provides that Awards shall be granted by the Committee.
C. Article VIII of the Plan provides that the Committee may grant Other Stock Unit Awards, with the identity of the grantees, terms and conditions, number of Shares, and consideration for such Other Stock Unit Awards to be determined by the Committee in its sole discretion.
D. The Grantee is a                      of the Company.
E. The Committee has determined that it is in the best interests of the Company to grant Other Stock Unit Awards to the Grantee on the terms and conditions set forth below.
NOW, THEREFORE, Other Stock Unit Awards covering                      Shares are hereby granted to Grantee on the following terms and conditions:
1. The Other Stock Unit Awards shall vest in three equal annual installments on first, second and third anniversaries of the date of grant; provided, however, that if the employment of the Grantee is terminated for “Cause” (as such term is defined in the Plan) before the transfer of the Shares to the Grantee, the Other Stock Unit Awards shall never vest, but shall be forfeited in full. The Other Stock Unit Awards shall not be entitled to Dividend Equivalents under Section 12.5 of the Plan, but shall be subject to adjustment in accordance with Section 12.2 of the Plan.
2. The Shares corresponding to the vested portion of the Other Stock Unit Awards shall be transferred to the Grantee within 90 days following the third anniversary of the grant date, or, if earlier (but subject to the provisions of Section 3 hereof) within 90 days following the termination of the Grantee’s employment by the Company without Cause or if the Grantee has an employment or consulting agreement with the Company, within 90 days following the termination by the Grantee of his or her employment with the Company for “Good Reason” (as such term is defined in the Grantee’s employment or consulting agreement with the Company).
3. In the event that any compensation with respect to the Grantee’s separation from service is “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”), the stock of the Company or any affiliate is publicly traded on an established securities market or otherwise, and the Grantee is determined to be a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code, transfer of the Shares covered by vested Other Stock Unit Awards shall be delayed as required by Section 409A. Such delay shall last six months and one day from the date of the Grantee’s separation from service, except in the event of Executive’s death.
4. The Grantee’s service as a                    on the first, second and third anniversaries of the date of grant of the Other Stock Unit Awards shall be the sole consideration for the Other Stock Unit Awards.

5. Until the transfer of Shares under Section 2 hereof, the Other Stock Unit Awards shall represent only an unsecured and unfunded promise to deliver the Shares in the future, and the rights of the Grantee against the Company shall be only those of an unsecured creditor.
6. The Other Stock Unit Awards granted hereunder shall be subject to the terms and provisions of the Plan including without limitation Sections 13.1 (relating to tax withholding) and 13.5 (relating to stop transfer orders) of the Plan, and all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.
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IN WITNESS WHEREOF, this Other Stock Unit Award has been executed on behalf of the Company, to be effective as of the date first above written.

PINNACLE ENTERTAINMENT, INC. A Delaware Corporation
By:

Name:

Title:
(printed name)

GRANTEE

Name:
(printed name)